GO EZ Corporation

101 First Street, #493

Los Altos, California 94022

September 22, 2014

Mr. Nelms

President & The Board of Directors

Hamden Memorial Funeral Home, Inc.

1300 Dixwell Avenue

Hamden, Connecticut 06514

Re:

Letter of Intent – Proposed Acquisition of Real Estate

Dear Mr. Nelms:

Please let this Letter of Intent serve to express the intentions of the parties concerning a proposed transaction whereby GO EZ Corporation, a Delaware corporation (the “Buyer”), will acquire certain real estate assets owned by Hamden Memorial Funeral Home, Inc., a Connecticut Corporation, with principal offices at 1300 Dixwell Avenue, Hamden, Connecticut 06514 including the assets set forth on Exhibit A attached hereto (the “Real Estate Assets”), and mortgaged by Robbin Ricci and the Hume Estate(collectively as the “Seller(s)” or “Company”) all as generally provided for below and to be specifically described and set forth in the contemplated Real Estate Asset Purchase Agreement (the “Definitive Agreements”) to be executed by the parties hereto.

Our Discussions & This Letter of Intent

In entering into this Letter of Intent, we are doing so on the basis of the information documents you have provided and the discussions that we have held as of this date.

We understand that the Buyer is purchasing the Real Estate, however, there is an outstanding First Mortgage Lien on the Real Estate properties- held by Robbin Ricci, and the Hume Estate. The Estate currently holds the Mortgage Note, and this transaction is subject to the approval of both Hamden Memorial Funeral Home, Inc., and the Hume Estate as Mortgage Holder. The intent of the parties is to enter a transaction where the Real Estate Assets are transferred and cleared from all liens to the Buyer for Preferred Stock of the GO EZ Corporation. Hamden Memorial Funeral Home, Inc. will then enter into a triple net lease agreement at terms to be negotiated in the Definitive Agreement.

We also understand that you are a duly elected officer of the Seller and that Seller’s Board of Directors has, authorized and directed you to enter into this Letter of Intent for and on behalf of Hamden Memorial Funeral Home, Inc., and for the purpose of the execution of the Definitive Agreement the approval of the Mortgage Holder will be required.

As presently contemplated, we anticipate that the Definitive Agreements shall be executed on or before 10:00 A.M., P.D.T. October 15, 2014 (the “Closing”). This date is subject to extension upon mutual written agreement of the parties hereto.

In executing this Letter of Intent, the Buyer and the Seller each acknowledge and confirm their intentions expressed herein with respect to the proposed transaction, but (except for the provisions of Paragraphs numbered 6, 7, 8, 9, 10, 11, 14, 15, 16, 18, 19, and 20, hereof which are intended to be legally binding and enforceable) this Letter of Intent is not intended to constitute a contract nor an offer to enter into a contract, nor to be binding upon any of the parties, or to create any legal obligations or rights of any party or non-party within any jurisdiction.

In the event the parties fail to execute the Definitive Agreements by October 31, 2014 regardless of the cause of reason, then this Letter of Intent, except for Paragraphs 6, 7, 8, 9, 10, 11, 14, 15, 16, 18, 19, and 20, shall terminate automatically and become null and void and of no force or effect as to its intent without liability on the part of any party (or parties), and without further action by the parties or any one of them.

At present and on the basis of the information made available to us, we believe that an agreement can be reached upon the following general terms and conditions.

1.  Ownership of Real Estate Assets.  The Company warrants and represents that:

a.

It is purchasing the Real Estate and the First Mortgage Holder (the Hume Estate) will exchange their first mortgage at the time of Closing and release their liens on all of the Real Estate Assets listed on Exhibit A with a full right to convey all right, title, and interest to and of the Real Estate Assets both legally and beneficially to the Buyer free from the claims and interests of all third parties;

b.

The Real Estate Assets shall be, at Closing, unencumbered by any undisclosed, contingent, or other rights, claims, or interests of any third party in exchange for the Shares of Preferred Stock issued by GO EZ Corporation;

c.

The Seller shall indemnify and hold the Buyer harmless from all said rights, claims, or interests; and

d.

The Seller shall, at Closing, provide the Buyer with such other documents as Buyer deems appropriate and suitable (by way of estoppel or other arrangement) that will allow Buyer to confirm and be assured that there are no outstanding claims for any delinquent payments, charges, late fees, interest, or any other amounts due any lessor or other third party on account of the Real Estate Assets and that Buyer is able to file and record a title deed to the Real Estate Assets wherein the Real Estate Assets are and will be, at the Closing, fully vested in the Buyer.

2.

Exclusive Period.  Subject to Buyer’s satisfactory completion of its due diligence of the Real Estate Assets and any matters related thereto deemed material to the Buyer, in the exercise of its sole discretion, the Seller hereby grants the Buyer the exclusive right to purchase the Real Estate for a period of eight (8) weeks from the date of this Letter to Intent to the date of Closing (the “Exclusive Period”). The Seller agrees not to cause or to undertake any discussions or negotiations or execute or enter into any oral or written agreement, commitment, or other understanding, which contemplates the sale or transfer of the Real Estate Assets, in whole or in part during the Exclusive Period.

3.

Terms for Acquisition of the Real Estate Assets.

A.

The Parties agree at Closing, the Buyer shall acquire the Real Estate Assets. in Exchange consideration of Buyer’s payment of shares of the Buyer’s non-redeemable Series D Preferred Stock and certain Common Stock Purchase Warrants as each is more fully described in Exhibit B attached hereto (both jointly, as the  “Preferred Stock” or the “Purchase Price”).

B.

The parties agree that subject to the Buyer’s completion of a satisfactory due diligence review of the Real Estate Assets, and the transferability of the Real Estate Mortgage and Assets to Buyer, Closing shall occur at 10:00 A.M., P.D.T., October 15, 2014 at 101 First Street, #493, Los Altos, California 94022. At Closing:

a.

The Seller shall transfer all right, title, and interest to the Real Estate Assets to the Buyer via a duly executed Quit Claim Deed, acceptable to the Buyer and executed in favor of the Buyer and upon such terms deems reasonably acceptable to the Buyer and the same shall be delivered to the Buyer.

b.

The Seller shall deliver to the Buyer a duly executed copy of the Definitive Agreements together with a copy of all Schedules and Exhibits thereto.

c.

The Seller shall deliver to the Buyer a copy of all insurance policies maintained by the Seller and relating to the insurance on the Real Estate Assets including, but not limited to, general liability insurance maintained by the Seller for and on the Real Estate Assets and demonstrating, to the satisfaction of the Buyer, that all said insurance is currently in force and that there has been no period during the past five (5) calendar years (immediately preceding the date of Closing) of any deficiency or absence of said insurance.

d.

The Seller shall deliver to the Buyer that certain certificate (the “Environmental Certificate”) confirming that the Seller has conducted a complete and thorough review of its books and records relating to the purchase and operation of the business currently and previously conducted on the premises of the Real Estate Assets and that it is not aware of any facts or circumstances that would reasonably result in the Buyer becoming exposed to any claims asserting that the Buyer or any other persons are in violation of any local, state or federal environmental ordinances, statutes, rules or regulations (the “Environmental Liabilities”) and the Seller shall warrant to the Buyer there are no known Environmental Liabilities.

e.

The Seller shall deliver to the Buyer a duly executed Certificate of the Company’s duly elected corporate Secretary confirming that the Seller’s Board of Directors in accordance with the Seller’s By-Laws and Articles of Incorporation has approved the transactions set forth in the Definitive Agreements.

f.

The Seller shall deliver to the Buyer such other documents, as duly executed by the Seller as Buyer reasonably determines to ensure compliance with federal securities laws and all applicable state securities laws.

g.

The Seller shall provide to the Buyer, an appraisal report, acceptable to the Buyer in its sole discretion (the “Appraisal Report”), providing the Buyer with an appraisal from a duly licensed and recognized appraiser and which sets forth the appraised fair market value of the Real Estate Assets acceptable to the Buyer in the exercise of its sole discretion.

5.

Delivery by the Buyer to the Seller at Closing. The transfer of the Real Estate Assets shall be made in exchange for the Buyer’s payment, at Closing, of the Purchase Price, as follows:

a.

The Buyer will deliver to the Seller a certificate representing the shares of the Preferred Stock as registered in the name of the Seller, and Note Holder (The Hume Estate) and a duly executed certificate as executed by the Buyer’s corporate secretary and confirming that the issuance of the Preferred Stock has been duly approved by the by the Buyer’s Board of Directors.

6.

Responsibility for Costs, Fees and Expenses. The Parties acknowledge and agree that each party to this Letter of Intent shall be solely responsible for all legal fees, costs, and other expenses that it has incurred in connection with the negotiation and execution of this Letter of Intent, the negotiation and execution of the Definitive Agreements, and the performance of its obligations under either or both of them, and that neither party to this Letter of Intent is looking to the other party to pay or assume any responsibility for the payment of said fees, costs or expenses of the other party except those reasonable expenses incurred by Hume Estate in conjunction with closing this transaction, or as the same may be expressly set forth in the Definitive Agreements.

7.

Matter of Restricted Security. The Parties acknowledge and agree that the Preferred Stock to be issued to the Seller is a restricted security for a period of one (1) year and that currently there is no trading market for the Preferred Stock that may be acquired by the Seller. In the event that the Stock does not develop, and the stock can’t be exchanged for cash, then the Real Estate mortgage shall revert back to the Note-holder, and all expenses relating to such transaction shall be borne by GO EZ, Inc.  The stock certificate representing the Preferred Stock shall be issued with a restricted securities legend consistent with the Seller’s practice of issuing unregistered securities and the requirements of the 1933 Act.

8.

Status of Seller. The Seller warrants and represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”) and that it is sophisticated and experienced in acquiring the restricted securities of small public companies so as to allow it an ability to evaluate the risks and merits of said acquisition.

9.

Pre-Existing Relationship. The Seller warrants and represents that prior to entering into this Letter of Intent, it, through one or more officers or directors of the Seller, has had a pre-existing relationship with one or more officers or directors of the Buyer and this Letter of Intent is not the product or the result of any advertising or general solicitation.

10.

Due Diligence & Access to Books and Records. From and after the execution of this Letter of Intent to the date and time of the Closing, the Seller shall maintain the Real Estate Assets in good condition and free from any deterioration, destruction, or other waste and maintain reasonable insurance, including general liability insurance in such amounts as is customary for real property similar to the Real Estate Assets at all times thereafter.  Further, the Seller shall grant the Buyer full and unrestricted access to the Seller’s books and records regarding the Real Estate Assets, the Seller’s prior purchase of the Real Estate Assets, the extent of any environmental studies conducted with respect to the Real Estate Assets and such other information, reports, and documents as the Buyer may reasonably request and promptly and without unreasonable delay, provide the Buyer, no later than fifteen (15) business days prior to Closing, with true and authentic photocopies of all said documents, as reasonably requested by the Buyer.

11.

Condition of Satisfactory Due Diligence.  The proposed terms and statements of intention set forth in this Letter are based on the assumptions that the Buyer shall complete a satisfactory due diligence review of the Real Estate Assets, the Appraisal Report, Survey, Environmental Certificate and such other matters as Buyer reasonably deems necessary or appropriate relating to the contemplated purchase of the Real Estate Assets.  Further:

a.

The Parties assume that, prior to Closing, no adverse developments shall occur which materially and adversely affect the Real Estate Assets, the valuation of the Real Estate Assets as set forth in the Appraisal Report, or the condition of the Real Estate Assets as a suitable acquisition by the Buyer, and Hamden Memorial Funeral Home, Inc. shall be able to enter into a triple net lease for five (5) years with a purchase option for the Real Estate to be exercisable after 1 year at terms to be negotiated in the Definitive Agreement.

12.

Definitive Agreements.  Promptly hereafter, the Buyer’s counsel shall commence the preparation of the Definitive Agreements to be entered into by the Buyer, Seller and Mortgage Holder.  These Definitive Agreements shall contain the detailed terms and conditions governing the contemplated transaction as well as certain mutually agreed upon representations, warranties, and indemnifications by each of the parties.  The Buyer and the Seller(s) and their respective legal counsel shall promptly proceed to negotiate and finalize the specific terms and related other documents to the mutual satisfaction of the parties, all as intended by this Letter of Intent.

13.

Ordinary Course of Business.  The Seller agrees that it shall operate and maintain the Real Estate Assets and maintain its books and records relating to the Real Estate Assets during the period from the date hereof through the Closing, in the ordinary course of business, and in accordance with past practice until Closing.

14.

Applicable Law.  This Letter of Intent shall be governed by; the Laws of the State of Connecticut as if this Letter of Intent were fully executed and all acts performed solely within the State of Connecticut.

15.

Legal Fees if Dispute. In the event of a dispute between the parties concerning the enforcement or interpretation of this Letter of Intent, the prevailing party in such dispute, whether by arbitration, legal proceedings or otherwise, shall be reimbursed immediately for reasonably incurred attorneys’ fees, and other costs and expenses by the other parties to the dispute.

16.

Dispute Resolution & Venue. Any dispute or claim arising to or in any way related to this Letter of Intent and all transactions whether contemplated hereby or arising hereafter, shall be settled by binding arbitration in Hamden, Connecticut. Any dispute or controversy arising out of or interpreting this Letter of Intent shall be settled in accordance with the laws of the State of Connecticut as if this Agreement were executed and all actions were performed hereunder within the State of Connecticut.  All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party.  Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 15 Above).  A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.  The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration.  The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

17.

Conditions to Closing:  The Closing of the contemplated purchase and sale of the Real Estate Assets shall be subject to and conditioned upon the following:

a.

Completion, execution and delivery by the parties of the Definitive Agreements (including all Schedules and Exhibits thereto) on or before the Closing;

b.

Approval of the contemplated transaction and the Definitive Agreements by the Boards of Directors of the Buyer and the Seller(s);

c.

Receipt by the Buyer of the Environmental Certificate, Survey, and Title Policy;

d.

Receipt by the Buyer, prior to the Closing Date, approvals and other consents deemed reasonably necessary or appropriate form any governmental authorities, or from any private third parties to permit the consummation of the transaction contemplated herein;

e.

Satisfaction of due diligence review by each of the parties; and

f.

No material adverse changes not otherwise disclosed in detail in writing to the Buyer prior to execution of the Definitive Agreements shall have occurred with, in or to the Real Estate Assets, or any of them as of a date acceptable to the Buyer.

g.

Lease to be executed between Buyer and Seller at terms mutually agreeable, wherein the lease shall include a covenant that Buyer during the “Hold Period” shall Escrow the Lease Payments received until the Hume Estate notices Buyer of their intent to either exercise their rights outlined in the Definitive Agreement or in the Alternative “Repurchases” the Real Estate Assets.  Should the Mortgage Holder, The Hume Estate exercise their “Repurchase Right” they shall be entitled to the Escrowed Lease Payments accumulated during the hold period.  In the event the Hume Estate exercises their Preferred Shareholder Rights, all Lease payments held in Escrow shall be released to the Buyer at the end of the “Hold Period.”  Seller, (HMFH); shall retain an unconditional purchase right to the Real Estate Assets after the “Hold Period” and “Hume Repurchase Option” has expired, for a Period of not less than twenty-four (24) months at terms to be negotiated in the Definitive Agreement.

18.

Confidentiality.  Subject to the Buyer’s duties and obligations under the

Securities and Exchange Act of 1934, as amended, it is agreed that this Letter of Intent shall remain confidential, Unless the information is of public record or knowledge becomes available to the Seller on a Non-confidential basis from a source other than the Buyer or it's representatives.

19.

Return of Documents. In the event that the parties fail to execute the Definitive Agreements by November 15, 2014,the Buyer shall promptly return to the Seller all confidential information concerning the Real Estate Assets, and the Buyer shall not retain any copies, extracts or other reproductions, in whole or in part, of such confidential information.

20.

Exclusivity & Lack of Finders:  Upon the execution of this Letter of Intent by the parties, the parties both agree that each will not, through the earlier of (i) November 15, 2014or (ii) the date at which the parties enter into a Definitive Agreement negotiated, through affiliates or otherwise, with any other entity or individual with respect to, or effect, the transaction contemplated in this Letter of Intent.  All of the parties hereto agree that no finder’s fees have been earned or shall be payable in connection with this Letter of Intent or any transaction contemplated hereby.

If this letter properly sets forth our mutually agreeable understanding with respect to the above matters, please so indicate by executing both originals of this Letter of Intent in the space provided below, and return one such original to me at your earliest convenience.

Very truly yours,

GO EZ CORPORATION

GO EZ CORPORATION

Date:22 September 2014

By:

Abraham Cinta

Its: CEO and President

ACCEPTED AND AGREED TO ON BEHALF OF THE SELLER

Date:     09/23/14

By:

I. R.Nelms

Its:

President

[Signature Page]

************************